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                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the use of our report dated October 8, 1996, with respect to the financial statements of American Crystal Sugar Company for the year ended August 31, 1996, in this Form 10-K (file number 33-83868 and 333-11693).

                                          EIDE HELMEKE PLLP

November 20, 1996
Fargo, North Dakota